EXHIBIT 99.1

Royal Gold Reports Record Annual Revenue, Earnings and Cash Flow

DENVER, COLORADO. AUGUST 9, 2017: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports record fiscal year 2017 net income of $102 million, or $1.55 per basic share, on record revenue of $441 million and record operating cash flow of $266 million.

Fiscal 2017 Highlights Compared to Fiscal 2016:

•	Record revenue of $441 million, an increase of 23%
•	Record net income of $102 million, an increase of 56%[1]
•	Record cash flow from operations of $266 million, an increase of 57%
•	Record volume of 350,100 Gold Equivalent Ounces (“GEOs”2), an increase of 14%
•	Record dividends paid of $61 million, an increase of 5%
•	Repaid $95 million on revolving credit facility
•	Average gold price of $1,259, an increase of 8%

The Company reports net income of $20 million, or $0.31 per share, on revenue of $109 million in its fiscal fourth quarter ended June 30, 2017. Fourth quarter net income included higher non-cash compensation costs and mark-to-market adjustments on warrants and Canadian deferred tax liabilities, as well as higher exploration and legal costs.

Fiscal Fourth Quarter 2017 Highlights Compared to Prior Year Quarter:

•	Revenue of $109 million, an increase of 16%
•	Operating cash flow of $65 million, an increase of 32%
•	Volume of 86,700 GEOs, an increase of 16%
•	Dividends paid of $16 million, an increase of 4%
•	Repaid $50 million on revolving credit facility
•	Average gold price of $1,257, in line with the prior year quarter

[1]	When compared to fiscal 2016 adjusted net income, a non-GAAP measure. Please see page 16 for details.
[2]	GEOs are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 71,000 in the fourth quarter and 280,800 in fiscal year 2017, compared to 59,600 and 247,300 in the prior year quarter and fiscal year, respectively.

“We experienced a step change in our financial results in fiscal 2017 with increased volume from recent transactions,” commented Tony Jensen, President and CEO. “Our strong cash flow will be focused on new business, further strengthening the balance sheet and return to shareholders. Looking forward to the next several years, we see New Gold’s Rainy River mine, Barrick’s Cortez Crossroads deposit and Goldcorp’s Pyrite Leach Project at the Peñasquito mine driving further growth and revenue diversification.”

Recent Developments

Peak Gold Maiden Resource

The Peak Gold joint venture (“Peak Gold”), of which our Royal Alaska subsidiary is the manager, completed mineralized material3 estimate of the deposits located near Tok, Alaska. The estimate of measured and indicated resources4 contained within mineralized material assuming a $1,400 per ounce gold pit shell consists of approximately 1.3 million ounces of gold grading 3.46 grams per tonne (“gpt”), 5.1 million ounces silver grading 14.09 gpt, and 40 million pounds of copper grading 0.16%. Continuing exploration activity is focused on adjacent and regional targets.

Expansion of Credit Facility

We entered into a new $1 billion, 5-year revolving credit facility with a final maturity in June 2022. The new credit facility replaces Royal Gold’s prior $650 million credit facility that was set to mature in March 2021. Royal Gold repaid the $300 million outstanding under the prior credit facility using a combination of cash on hand of $50 million and borrowings under the new credit facility of $250 million, leaving $750 million of availability under the new credit facility.

Fiscal 2017 Overview

Fiscal 2017 revenue of $441 million included stream revenue of $314 million and royalty revenue of $127 million. The Company had inventory of approximately 14,100 ounces of gold and 536,800 ounces of silver at June 30, 2017, as previously announced, compared to 19,800 ounces of gold and 323,700 ounces of silver at June 30, 2016.

Our total revenue for fiscal 2017 of $441 million increased when compared with $360 million in fiscal 2016, due to higher volume across the portfolio with notable increases in gold production at Andacollo and higher gold and silver production at Pueblo Viejo.

[3]	The U.S. Securities and Exchange Commission (“SEC”) does not recognize this term. Mineralized material is that part of a mineral system that has potential economic significance but cannot be included in the proven and probable ore reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based upon such work have been resolved. Investors are cautioned not to assume that any part or all of the mineral deposits in this category will ever be converted into reserves.
[4]	Measured and indicated resources is not a term recognized by the SEC. Estimates of such resources are subject to further exploration and development, are subject to additional risks, and no assurance can be given that they will eventually convert to future reserves.

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Fiscal 2017 cost of sales was approximately $87 million, compared to $71 million in fiscal 2016. The increase is primarily attributable to an increase in gold production and silver stream production at Pueblo Viejo. Cost of sales is specific to our stream agreements and is the result of the purchase of gold, silver and copper for a cash payment.

General and administrative expenses increased to $33 million in fiscal 2017, from $32 million in fiscal 2016, primarily due to an increase in legal costs.

Exploration costs, which are specific to exploration and advancement of Peak Gold, increased to $13 million in fiscal 2017, from $9 million in fiscal 2016. As of June 30, 2017, Royal Gold has contributed $23 million to the project and obtained a 29.5% membership interest in Peak Gold.

Depreciation, depletion and amortization expense increased to $160 million in fiscal 2017, from $141 million in fiscal 2016. The increase was primarily attributable to increased gold sales and new silver sales from Pueblo Viejo.

Interest and other income increased to $9 million in fiscal 2017 from $4 million in fiscal 2016. The increase was primarily due to a gain on a former interest, consideration received as part of a legal settlement and termination of a non-principal royalty.

We recognized income tax expense totaling $26 million in fiscal 2017 compared with $61 million in fiscal 2016. This resulted in an effective tax rate of 22% for fiscal 2017 compared with (279%) in the prior fiscal year. The decrease is primarily related to tax impacts attributable to our Chilean subsidiary that were incurred during fiscal 2016.

At June 30, 2017, we had current assets of $140 million compared to current liabilities of $31 million, resulting in working capital of $109 million. This compares to current assets of $168 million and current liabilities of $26 million at June 30, 2016, resulting in working capital of $142 million. The decrease in working capital is primarily due to repayments on the outstanding balance under our credit facility.

During fiscal 2017, liquidity needs were met from $354 million in revenue net of our streaming payments and our available cash resources. As of June 30, 2017, the Company had $750 million available and $250 million outstanding under its revolving credit facility. Working capital, combined with the Company’s undrawn revolving credit facility, resulted in $859 million of total liquidity at June 30, 2017.

Fourth Quarter 2017 Overview

Fourth quarter revenue was $109 million compared to $94 million in the prior year quarter. Stream and royalty revenue totaled $78 million and $31 million, respectively, for the quarter. Revenue increased due to higher royalty volume principally from Penasquito, increased silver sales from Pueblo Viejo and greater gold sales from Wassa and Prestea. We received the first quarter of copper deliveries from Mount Milligan, and those copper stream sales more than offset the reduced percentage of gold sales under our new streaming agreement.

Fourth quarter cost of sales of $20 million was slightly higher than $19 million recorded in the prior year quarter, driven by higher gold and silver sales from Pueblo Viejo.

3

General and administrative expenses increased to $10 million in the fourth quarter, compared to $8 million in the prior year quarter. The increase was primarily related to higher non-cash stock-based compensation charges and legal costs.

Exploration costs, which are related to Peak Gold, were higher, totaling $4 million in the fourth quarter, compared to $2 million in the prior year quarter.

Interest and other expense increased to $11 million from $9 million in the prior year quarter. The increase reflected higher borrowing costs associated with an increase in LIBOR compared to the prior year quarter, as well as higher undrawn commitment fees associated with the additional $350 million of revolver capacity under the new credit facility.

We recognized fourth quarter income tax expense of $8 million, compared to $5 million during the prior year quarter.  This resulted in an effective tax rate of 31% compared to 22% in the prior year quarter.  The increase was largely associated with the strengthening of the Canadian dollar relative to the US dollar, which impacted the valuation of  certain Canadian deferred tax liabilities. As noted above, the fiscal 2017 effective tax rate was 22%.

PROPERTY HIGHLIGHTS

A summary of fourth quarter and historical production can be found on Tables 1 and 2. Calendar year 2017 operator production estimates of certain properties in which we have interests compared to actual production through June 30, 2017 can be found on Table 3. Results of our streaming business for the fourth quarter, compared to the prior year quarter, can be found on Table 4. Highlights at certain of the Company’s principal producing and development properties during the fourth quarter, compared to the prior year quarter, are detailed in our Annual Report on Form 10-K.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production based interests. The Company owns interests on 194 properties on six continents, including interests on 39 producing mines and 20 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the fourth quarter results will be held on Thursday, August 10, 2017, at noon Eastern Time (10:00 a.m. Mountain Time).  The call will be webcast and archived on the Company’s website for a limited time.

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Fourth Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about cash flow growth; Rainy River, Cortez Crossroads and the Peñasquito Pyrite Leach Project as new or expanding sources of revenue providing further growth and revenue diversification, and the expected timing of commissioning of these projects; and operators’ production estimates for calendar year 2017. Net gold and metal reserves attributable to Royal Gold’s stream, royalty and other interests are subject to certain assumptions and, like reserves, do not reflect actual ounces that will be produced. Like any stream, royalty or similar interest on a non-producing or not-yet-in-development project, our interests on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies and mine plans, and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of payments. In addition, many of our interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties, including gold and copper production at Mount Milligan and gold and silver production at Pueblo Viejo; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the Company’s stream and royalty properties may encounter; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream deliveries and royalty payments, or deliveries or payments not made in accordance with stream and royalty agreements; economic and market conditions; changes in laws governing the Company and its stream and royalty interests or the operators of the properties subject to such interests, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third-Party Information:  Certain information provided in this press release, including production estimates for calendar 2017, has been provided to us by the operators of the relevant properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

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TABLE 1

Fourth Quarter Fiscal 2017

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

Stream/Royalty	Metal(s)	Three Months Ended			Three Months Ended
		June 30, 2017			June 30, 2016
		Revenue	Reported			Reported
			Production[1]		Revenue	Production[1]
Stream:
Mount Milligan		$31,575			$29,874
	Gold		19,800	oz.		23,800	oz.
	Copper		2.6	Mlbs.		N/A
Pueblo Viejo[2]		$19,678			$16,676
	Gold		10,500	oz.		10,600	oz.
	Silver		374,500	oz.		208,900	oz.
Andacollo	Gold	$18,699	14,900	oz.	$17,080	13,500	oz.
Wassa and Prestea	Gold	$7,952	6,300	oz.	$5,791	4,600	oz.
Other[3]	Gold	$-	N/A		$-	300	oz.
Total stream revenue		$77,904			$69,421

Royalty:
Peñasquito		$6,752			$2,552
	Gold		133,300	oz.		41,900	oz.
	Silver		5.6	Moz.		2.6	Moz.
	Lead		27.4	Mlbs.		13.3	Mlbs.
	Zinc		85.7	Mlbs.		43.2	Mlbs.
Cortez	Gold	$1,562	16,600	oz.	$1,267	16,100	oz.
Other[3]	Various	$22,716	N/A		$20,889	N/A
Total royalty revenue		$31,030			$24,708
Total revenue		$108,934			$94,129

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TABLE 1

Fiscal Year 2017

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

Stream/Royalty	Metal(s)	Fiscal Year Ended			Fiscal Year Ended
		June 30, 2017			June 30, 2016
		Revenue	Reported			Reported
			Production[1]		Revenue	Production[1]
Stream:
Mount Milligan		$136,736			$125,438
	Gold		103,400	oz.		108,800	oz.
	Copper		2.6	Mlbs.		N/A
Pueblo Viejo[4]		$91,589			$39,683
	Gold		50,700	oz.		31,200	oz
	Silver		1.6	Moz.		208,900	oz
Andacollo	Gold	$60,251	47,800	oz.	$49,243	41,600	oz
Wassa and Prestea	Gold	$25,435	20,300	oz.	$23,346	20,100	oz
Other	Gold	$-	N/A		$318	300	oz
Total stream revenue		$314,011			$238,028

Royalty:
Peñasquito		$26,687			$22,760
	Gold		556,300	oz.		584,000	oz.
	Silver		20.7	Moz.		21.4	Moz.
	Lead		125.2	Mlbs.		134.2	Mlbs.
	Zinc		317.8	Mlbs.		333.0	Mlbs.
Cortez	Gold	$6,504	64,200	oz.	$6,107	74,000	oz.
Other[3]	Various	$93,612	N/A		$92,895	N/A
Total royalty revenue		$126,803			$121,762
Total revenue		$440,814			$359,790

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TABLE 2

Historical Production

				Reported Production For The Quarter Ended[1]
Property	Stream/Royalty	Operator	Metal(s)	Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sep. 30, 2016		Jun. 30, 2016
Stream:
Mount Milligan[5]	35.00% of payable gold; 18.75% of payable copper	Centerra	Gold	19,800	oz.	28,900	oz.	25,700	oz.	28,900	oz.	23,800	oz.
			Copper	2.6	Mlbs.	N/A		N/A		N/A		N/A
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	10,500	oz.	15,600	oz.	13,700	oz.	11,000	oz.	10,600	oz.
	75% of payable silver up to 50 million ounces; 37.5% therafter		Silver	374,500	oz.	322,000	oz.	543,300	oz.	323,300	oz.	208,900	oz.
Andacollo	100% of gold produced	Teck	Gold	14,900	oz.	8,500	oz.	9,200	oz.	15,200	oz.	13,500	oz.
Wassa and Prestea	9.25% of gold produced up to 240,000 ounces; 5.5% therafter	Golden Star	Gold	6,300	oz.	5,400	oz.	4,000	oz.	4,500	oz.	4,600	oz.
Royalty:
Peñasquito	2.0% NSR	Goldcorp
			Gold	133,300	oz.	137,500	oz.	185,400	oz.	100,100	oz.	41,900	oz.
			Silver	5.6	Moz.	4.8	Moz.	5.0	Moz.	5.2	Moz.	2.6	Moz.
			Lead	27.4	Mlbs.	31.3	Mlbs.	33.6	Mlbs.	33.0	Mlbs.	13.3	Mlbs.
			Zinc	85.7	Mlbs.	88.5	Mlbs.	70.5	Mlbs.	73.0	Mlbs.	43.2	Mlbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	16,600	oz.	11,300	oz.	14,500	oz.	21,800	oz.	16,100	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our stream and royalty interests for the stated period, as reported to us by operators of the mines.

[2]	The first silver stream deliveries were in March 2016, with the first silver sales made during the June 2016 quarter.

[3]	Individually, no stream or royalty included within the “Other” category contributed greater than 5% of our total revenue for the entire period.

[4]	The gold and silver streams at Pueblo Viejo were acquired during the three months ended September 30, 2015. The first gold and silver stream deliveries were in December 2015 and March 2016, respectively.

[5]	Reflects the October 20, 2016 amendment to our Mount Milligan streaming agreement. Prior to the amendment, Royal Gold held a 52.25% gold stream. Gold concentrate that was in transit at October 20, 2016 was delivered to us under the 52.25% gold stream. Royal Gold began receiving gold and copper deliveries reflecting the amended stream agreement in April 2017.

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TABLE 3

Calendar 2017 Operator’s Production Estimate vs Actual Production

	Calendar 2017 Operator's Production			Calendar 2017 Operator's Production
	Estimate[1]			Actual[2,3]
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Stream/Royalty	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Stream:
Andacollo[4]	61,600			26,800
Mount Milligan[5]	260,000-290,000		55 - 65 million	102,300		27.7 million
Pueblo Viejo[6]	625,000-650,000	Not provided		314,000	Not provided
Wassa and Prestea[7]	255,000-280,000			122,000
Royalty:
Cortez GSR1	102,200			27,700
Cortez GSR2	1,600			200
Cortez GSR3	103,800			27,900
Cortez NVR1	63,900			15,300
Peñasquito[8]	410,000	Not provided		260,000	10.2 million
Lead			125 million			58.5 million
Zinc			325 million			164.8 million

[1]	Production estimates received from our operators are for calendar 2017. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements and the statement regarding third party information contained in this press release, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2016 Form 10-K for information regarding factors that could affect actual results.

[2]	Actual production figures shown are from our operators and cover the period January 1, 2017 through June 30, 2017.

[3]	Actual production figures for Cortez are based on information provided to us by Barrick Gold Corporation, and actual production figures for Andacollo, Mount Milligan, Pueblo Viejo, Peñasquito (gold) and Wassa and Prestea are the publicly reported figures of the operators of those properties.

[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.

[5]	The estimated and actual production figures shown for Mount Milligan are payable gold and copper in concentrate.

[6]	The estimated and actual production figures shown for Pueblo Viejo are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.

[7]	The estimated gold production figures shown for Wassa and Prestea are payable gold in concentrate and doré.

[8]	The estimated and actual gold production figures shown for Peñasquito are payable gold in concentrate. The operator did not provide estimated silver, lead and zinc production.

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TABLE4

Stream Summary

	Three Months Ended		Three Months Ended		As of	As of
	June 30, 2017		June 30, 2016		June 30, 2017	June 30, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Mount Milligan	19,900	19,800	31,200	23,700	100	7,500
Pueblo Viejo	12,900	10,500	11,000	11,000	12,900	11,000
Andacollo	12,600	14,900	13,500	13,500	100	-
Wassa and Prestea	5,300	6,300	4,400	4,600	1,000	1,300
Total	50,700	51,500	60,100	52,800	14,100	19,800

	Three Months Ended		Three Months Ended		As of	As of
	June 30, 2017		June 30, 2016		June 30, 2017	June 30, 2016
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	536,800	374,500	322,800	208,900	536,800	323,700

	Three Months Ended		Three Months Ended		As of	As of
	June 30, 2017		June 30, 2016		June 30, 2017	June 30, 2016
Copper Stream	Purchases (tonnes)	Sales (tonnes)	Purchases (tonnes)	Sales (tonnes)	Inventory (tonnes)	Inventory (tonnes)
Mount Milligan	1,165	1,165	N/A	N/A	-	N/A

	Fiscal Year Ended		Fiscal Year Ended		As of	As of
	June 30, 2017		June 30, 2016		June 30, 2017	June 30, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Mount Milligan	96,000	103,400	111,000	108,800	100	7,500
Pueblo Viejo	52,600	50,700	42,200	31,200	12,900	11,000
Andacollo	47,900	47,800	41,700	41,600	100	-
Wassa and Prestea	19,900	20,300	21,400	20,100	1,000	1,300
Phoenix Gold	-	-	300	300	-	-
Total	216,400	222,200	216,600	202,000	14,100	19,800

	Fiscal Year Ended		Fiscal Year Ended		As of	As of
	June 30, 2017		June 30, 2016		June 30, 2017	June 30, 2016
Silver Stream	Purchases (Moz.)	Sales (Moz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	1.8	1.6	532,600	208,900	536,800	323,700

	Fiscal Year Ended		Fiscal Year Ended		As of	As of
	June 30, 2017		June 30, 2016		June 30, 2017	June 30, 2016
Copper Stream	Purchases (tonnes)	Sales (tonnes)	Purchases (tonnes)	Sales (tonnes)	Inventory (tonnes)	Inventory (tonnes)
Mount Milligan	1,165	1,165	N/A	N/A	-	N/A

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ROYAL GOLD, INC.

Consolidated Balance Sheets

As of June 30,

(In thousands except share data)

	2017	2016
ASSETS
Cash and equivalents	$85,847	$116,633
Royalty receivables	23,461	17,990
Income tax receivable	22,169	23,219
Stream inventory	7,883	9,489
Prepaid expenses and other	822	614
Total current assets	140,182	167,945
Stream and royalty interests, net	2,892,256	2,848,087
Other assets	58,202	53,697
Total assets	$3,090,640	$3,069,729
LIABILITIES
Accounts payable	$3,908	$4,114
Dividends payable	15,682	15,012
Income tax payable	5,651	3,177
Other current liabilities	5,617	3,554
Total current liabilities	30,858	25,857
Debt	586,170	600,685
Deferred tax liabilities	121,330	133,867
Uncertain tax positions	25,627	16,996
Other long-term liabilities	6,391	6,439
Total liabilities	770,376	783,844
EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 200,000,000 shares authorized; and 65,179,527 and 65,093,950 shares outstanding, respectively	652	651
Additional paid-in capital	2,185,796	2,179,781
Accumulated other comprehensive income	879	-
Accumulated earnings	88,050	48,584
Total Royal Gold stockholders’ equity	2,275,377	2,229,016
Non-controlling interests	44,887	56,869
Total equity	2,320,264	2,285,885
Total liabilities and equity	$3,090,640	$3,069,729

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ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands except for per share data)

	For The Three Months Ended		For The Years Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenue	$108,934	$94,129	$440,814	$359,790

Costs and expenses
Cost of sales	19,682	19,019	87,265	70,979
General and administrative	9,903	8,305	33,350	31,720
Production taxes	429	432	1,760	3,978
Exploration costs	4,450	2,466	12,861	8,601
Depreciation, depletion and amortization	39,851	35,391	159,636	141,108
Impairments of stream and royalty interests and royalty receivables	-	-	-	98,588
Total costs and expenses	74,315	65,613	294,872	354,974

Operating income	34,619	28,516	145,942	4,816

Gain on available-for-sale securities	-	1,665	-	2,340
Interest and other income	753	1,582	9,302	3,711
Interest and other expense	(10,819)	(8,656)	(36,378)	(32,625)
Income (loss) before income taxes	24,553	23,107	118,866	(21,758)

Income tax expense	(7,717)	(5,025)	(26,441)	(60,680)
Net income (loss)	16,836	18,082	92,425	(82,438)
Net loss attributable to non-controlling interests	3,184	2,357	9,105	5,289
Net income (loss) attributable to Royal Gold common stockholders	$20,020	$20,439	$101,530	$(77,149)

Net income (loss)	$16,836	$18,082	$92,425	$(82,438)
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available-for-sale securities	303	1,112	879	5,632
Reclassification adjustment for gains included in net income	-	(1,665)	-	(2,340)
Comprehensive income (loss)	16,533	17,529	93,304	(79,146)
Comprehensive loss attributable to non-controlling interests	3,184	2,357	9,105	5,289
Comprehensive income (loss) attributable to Royal Gold stockholders	$19,717	$19,886	$102,409	$(73,857)

Net income (loss) per share available to Royal Gold common stockholders:
Basic earnings (loss) per share	$0.31	$0.32	$1.55	$(1.18)
Basic weighted average shares outstanding	65,175,663	65,090,772	65,152,782	65,074,455
Diluted earnings (loss) per share	$0.31	$0.32	$1.55	$(1.18)
Diluted weighted average shares outstanding	65,320,719	65,090,772	65,277,953	65,074,455
Cash dividends declared per common share	$0.24	$0.23	$0.95	$0.91

12

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In thousands)

	For The Three Months Ended		For The Years Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$16,836	$18,082	$92,425	$(82,438)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	39,851	35,391	159,636	141,108
Amortization of debt discount and issuance costs	3,623	4,843	13,825	12,985
Non-cash employee stock compensation expense	3,224	2,250	9,983	10,039
Impairments of stream and royalty interests and royalty receivables	-	-	-	98,588
Tax (benefit) expense of stock-based compensation exercises	(937)	301	(975)	548
Gain on available-for-sale securities	-	(1,665)	-	(2,340)
Deferred tax expense (benefit)	7,822	12,263	1,556	(4,983)
Other	(236)	-	(4,874)	(390)
Changes in assets and liabilities:
Royalty receivables	(671)	2,245	(5,472)	17,221
Stream inventory	(1,259)	(4,088)	1,606	(7,203)
Income tax receivable	(2,815)	(11,783)	(13,056)	(14,637)
Prepaid expenses and other assets	(948)	(1,783)	(1,691)	(153)
Accounts payable	1,435	684	(206)	(849)
Income tax payable	(1,227)	602	2,475	460
Uncertain tax positions	1,290	(83)	8,631	1,867
Other liabilities	(1,004)	(8,047)	2,015	36
Net cash provided by operating activities	$64,984	$49,212	$265,878	$169,859

Cash flows from investing activities:
Acquisition of stream and royalty interests	-	(19,853)	(203,721)	(1,346,109)
Andacollo royalty termination	-	-	-	345,000
Golden Star term loan	-	-	-	(20,000)
Proceeds from sale of available-for-sale securities	-	4,972	-	11,905
Other	2,102	(7)	3,605	(309)
Net cash provided by (used in) provided by investing activities	$2,102	$(14,888)	$(200,116)	$(1,009,513)

Cash flows from financing activities:
Borrowings from revolving credit facility	-	-	70,000	350,000
Repayment of revolving credit facility	(50,000)	(25,000)	(95,000)	(75,000)
Net payments from issuance of common stock	192	(179)	(2,426)	(353)
Common stock dividends	(15,681)	(15,011)	(61,396)	(58,720)
Purchase of additional royalty interest from non-controlling interest	(1,056)	-	(2,518)	-
Debt issuance costs	(3,340)	(62)	(3,340)	(1,111)
Tax expense (benefit) of stock-based compensation exercises	937	(301)	975	(548)
Other	(381)	(1)	(2,843)	(830)
Net cash (used in) provided by financing activities	$(69,329)	$(40,554)	$(96,548)	$213,438
Net (decrease) increase in cash and equivalents	(2,243)	(6,230)	(30,786)	(626,216)
Cash and equivalents at beginning of period	88,090	122,863	116,633	742,849
Cash and equivalents at end of period	$85,847	$116,633	$85,847	$116,633

13

SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA and Adjusted Net Income as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods, book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined by the Company as net income (loss) plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating loss (income) of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. See the table below for a reconciliation of net income to Adjusted EBITDA.

	For The Three Months Ended		Fiscal Years Ended
	June 30,		June 30,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2017	2016	2017	2016

Net income (loss)	$16,836	$18,082	$92,425	$(82,438)
Depreciation, depletion and amortization	39,851	35,391	159,636	141,108
Non-cash employee stock compensation	3,224	2,250	9,983	10,039
Impairment of stream and royalty interests and royalty receivables	-	-	-	98,588
Interest and other, net	10,067	5,409	27,075	26,574
Income tax expense	7,717	5,025	26,441	60,680
Non-controlling interests in operating loss of consolidated subsidiaries	3,422	2,357	10,628	5,289

Adjusted EBITDA	$81,117	$68,514	$326,188	$259,840

14

SCHEDULE A

Adjusted Net Income (Loss) Reconciliation

Management of the Company uses adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net income (loss) allows investors and analysts to understand the results relating to receipt of revenue from its royalty interests and purchase and sale of gold from its streaming interests by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at the Company’s statutory effective tax rate. Management’s determination of the components of adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Royal Gold stockholders is reconciled to adjusted net income (loss) as follows:

	For The Three Months Ended		Fiscal Years Ended
	June 30,		June 30,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2017	2016	2017	2016

Net income (loss) attributable to Royal Gold common stockholders	$ 20,020	$ 20,439	$ 101,530	$ (77,149)

Impairments of stream and royalty interests and royalty receivables, net of tax	-	-	-	86,130
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	56,000

Adjusted net income attributable to Royal Gold common stockholders	$ 20,020	$ 20,439	$ 101,530	$ 64,981

Net income (loss) attributable to Royal Gold common stockholders per basic share	$ 0.31	$ 0.32	$ 1.55	$ (1.18)

Impairment of stream and royalty interests and royalty receivables, net of tax	-	-	-	1.32
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	0.86

Adjusted net income attributable to Royal Gold common stockholders per basic share	$ 0.31	$ 0.32	$ 1.55	$ 1.00

Net income (loss) attributable to Royal Gold common stockholders per diluted share	$ 0.31	$ 0.32	$ 1.55	$ (1.18)

Impairment of stream and royalty interests and royalty receivables, net of tax	-	-	-	1.32
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	0.86

Adjusted net income attributable to Royal Gold common stockholders per diluted share	$ 0.31	$ 0.32	$ 1.55	$ 1.00

15